                                  EXHIBIT 99.4

                         PRT GROUP INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

      The following unaudited pro forma condensed consolidated financial statements of PRT Group Inc. and Subsidiaries (the "Company") give effect to the acquisition on July 1, 1997 of all of the issued and outstanding capital stock of Computer Management Resources, Inc. ("CMR") for cash of $2,864,000, a $2,000,000 promissory note and 119,181 shares of the Company's Common Stock valued at $12 per share and the acquisition of substantially all the assets of Advanced Computer Technologies ("ACT") for approximately $13.1 million in cash on January 31, 1998. The pro forma information is based on the historical financial statements of the Company, CMR and ACT giving effect to the aforementioned acquisitions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements.

      The allocation of the ACT purchase price has not been finally determined. Accordingly, the accounts reflected in the pro forma condensed consolidated financial statements may differ from the amounts that would have been determined if the final purchase price allocation had been known.

      The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 give effect to the CMR and ACT acquisitions as if they had occurred as of January 1, 1997. The unaudited pro forma condensed consolidated balance sheets as of December 31, 1997 gives effect to the acquisition of ACT as if it had been consummated on December 31, 1997. The Company's historical balance sheet includes the acquisition of CMR.

      The pro forma condensed consolidated financial statements have been prepared by the Company's management. The pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the acquisitions had been consummated on the dates indicated or which may be achieved in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements and notes of ACT included herein and the consolidated financial statements and notes of PRT Group Inc. included in the Company's Annual Report on Form 10K for the year ended December 31, 1997.

                                 PRT GROUP INC.
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          Year Ended December 31, 1997
                                ($ In thousands)

                                             Company           CMR                                  ACT
                                            Year Ended   Six Months Ended                        Year Ended
                                           Dec 31, 1997   June 30, 1997   Adjustments  Proforma  Dec 31, 199  Adjustments  Proforma
                                         ------------------------------------------------------------------------------------------

Revenues                                     59,816           4,265                     64,081     13,751                  77,832
Cost of Revenues                             40,898           3,185            0        44,083      9,222                  53,305
                                         ------------------------------------------------------------------------------------------
Gross Profit                                 18,918           1,080            0        19,998      4,529                  24,527

Selling, general and administrative
  expenses                                   19,332           1,350          153 (a)    20,835      4,018        596 (a)   25,449
                                         ------------------------------------------------------------------------------------------
Income (loss) from operations                  (414)           (270)        (153)         (837)       511       (596)        (922)

Other income (expenses):
Interest Expense                               (577)             (4)         (97)(b)      (678)       (12)                   (690)
Interest Income                                 613               3            0           616                                616
                                         ------------------------------------------------------------------------------------------
Income (loss) before income taxes              (378)           (271)        (250)         (899)       499       (596)        (996)

Income tax expense (benefit)                    175            (110)        (149)(c)       (84)         4        (49)(c)     (129)
                                         ------------------------------------------------------------------------------------------
Net Income (loss)                              (553)           (161)        (101)         (815)       495       (547)        (867)
                                         ==========================================================================================

Basic net loss per share                      (0.04)                                                                        (0.06)
                                         ==========                                                                    ==========
Weighted Average number
of shares used in
  computing basic net
   loss per share                        14,728,087                                                                    14,728,087
                                         ==========                                                                    ==========

                                 PRT GROUP INC.
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                DECEMBER 31, 1997
                                ($ In thousands)

Assets                                                      Company       ACT     Adjustments    Pro-forma
                                                            ----------------------------------------------
Current assets
       Cash and equivalents                                 29,499         109      (13,058)        16,550
       Marketable debt securities                           14,622           -                      14,622
       Accounts receivable, net                             14,493       2,206                      16,699
       Deferred income taxes                                    11           -                          11
       Prepaid expenses and other current assets             1,604          14                       1,618
                                                            ----------------------------------------------
         Total current assets                               60,229       2,329      (13,058)        49,500

Fixed assets, net                                            8,738         287                       9,025
Goodwill, net                                                6,615           -       11,927         18,542
Other assets                                                   332          15                         347
                                                            ----------------------------------------------
         Total assets                                       75,914       2,631       (1,131)        77,414
                                                            ==============================================
Current liabilities
       Borrowings under line of credit                           -         324                         324
       Current portion of long term debt                         -          34                          34
       Due to stockholders                                       -          22                          22
       Accrued compensation                                  3,479         345                       3,824
       Accounts payable and other accrued expenses           4,411         356                       4,767
       Current portion of capital leases obligations           400           -                         400
       Deferred revenue                                        753         291                       1,044
                                                            ----------------------------------------------
         Total current liabilities                           9,043       1,372            -         10,415

Note payable                                                 2,000           -                       2,000
Long-term debt, net of current portion                           -         128                         128
Deferred income taxes                                           44           -                          44
Capital lease obligations, net of current portion              738           -                         738
                                                            ----------------------------------------------
                                                            11,825       1,500            -         13,325
Stockholders' equity
       Common stock                                             18           1           (1)            18
       Additional paid in capital                           86,324           -            -         86,324
       Retained earnings (deficit)                         (21,853)      1,130       (1,130)       (21,853)
       Treasury stock                                         (400)          -            -           (400)
                                                            ----------------------------------------------
       Total stockholders' equity                           64,089       1,131       (1,131)        64,089

       Total liabilities and stockholders' equity           75,914       2,631       (1,131)        77,414
                                                            ==============================================

                         PRT GROUP INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

      For purposes of determining the pro forma effect of the acquisitions on the Company's pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the pro forma condensed consolidated balance sheet as of December 31, 1997, the following pro forma adjustments have been made (in thousands):

                                                          Year Ended
                                                         Dec. 31, 1997
                                                         -------------

      (a) Increase in amortization from the increase in goodwill amortized on a straight-line basis over twenty years:

                                CMR                        $  153
                                                              ===
                                ACT                        $  596
                                                              ===

      (b) Increase in interest expense from issuance of
            $2,000,000 promissory note
                                CMR                       $    97
                                                               ==
      (c) Adjustment of tax provision:
            Adjustment to historical tax provision
              (benefit) due to adjustments (a) and (b):
                                CMR                       $  (149)
                                                             =====
                                ACT                       $   (49)
                                                              ====

      (d) Cash paid for acquisition                       $13,058
              ACT net assets acquired                       1,131
                                                            -----
                Goodwill                                  $11,927
                                                          =======

      The historical net income per share is based on the weighted average number of common shares outstanding during the respective periods. The pro forma net income per share gives effect to the issuance of 119,181 shares of the Company's Common Stock as of January 1, 1997 in connection with the acquisition of CMR.